UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2009

NEXT FUEL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148493
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

210 Walford Way Cary, North Carolina	27519
(Address of Principal Executive Offices)	(Zip Code)

(919) 414-1458
(Registrant’s Telephone Number, Including Area Code)

CLINICAL TRIALS OF THE AMERICAS, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-reliance On Previously Issued Financial Statements, Related Audit Reports and Completed Interim Reviews

(a) The Company's Chief Executive Officer and Principal Financial Officer, have concluded along with the Board of Director’s that the Company's financial statements for the year ended September 30, 2008, and its interim reports for the quarters ended December 31, 2008 and March 31, 2009, should no longer be relied upon because of certain errors in such financial statements as discussed below.

(1) On or about August 14, 2009, the Company determined that it had not properly accounted for transactions that occurred in an escrow account held by a third party on behalf of the Company.

(2) In evaluating these controls and procedures and circumstances leading to the aforementioned omission, the Company is establishing specific controls related to these matters and will review its conclusions on these controls both internally and with qualified third party accounting experts.  In addition, the Company will adopt new controls on its’ internal and external reporting, and verification procedures.

(3)  It is Management's opinion that although the omission referred to above is material, the current development, business, operations and shareholders are not materially impacted as a result of this omission.

(4) The Company's authorized officers, have discussed with the Company's independent accountant the matters disclosed in this filing.

 (b) Not applicable.

(c) Not applicable.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NEXT FUEL, INC.

DATED: August 17, 2009	By:	/s/ John Cline
John Cline
President